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                                                                  EXHIBIT 23.1.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in these Registration Statements on Form S-4 of our report dated March 24, 2005, except as to Note 23 and Note 25, which are as of August 3, 2005, relating to the financial statements of Novelis Inc., which appears in such Registration Statements. We also consent to the reference to us under the heading "Experts" in such Registration Statements.


PricewaterhouseCoopers LLP
Chartered Accountants
Montreal, Quebec, Canada
December 1, 2006